UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2005

THIRD CENTURY BANCORP
(Exact name of registrant as specified in its charter)

INDIANA	000-50828	20-0857725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 East Jefferson Street, Franklin, Indiana		46131
(Address of principal executive offices)		(Zip Code)

(317) 736-7151
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Approval of Stock Option Plan

At the Annual Meeting of Shareholders of Third Century Bancorp (the “Corporation”), held July 20, 2005, the shareholders ratified and approved the Third Century Bancorp Stock Option Plan (the “Option Plan”) previously approved by the Board of Directors, a copy of which was filed as Exhibit C to the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on May 25, 2005.

The Corporation has reserved 165,312 shares of its common stock for issuance upon exercise of options to be granted under the Option Plan. The Stock Compensation Committee of the Corporation’s Board of Directors selects the individuals to whom options will be granted and determines the time of grant, the number of shares of stock to be covered by each option, the amount of any cash awards, the option price, the period within which the options may be exercised, whether the option is an incentive stock option or non-qualified stock option, and any other terms and conditions of the options or cash awards granted. Recipients may include officers, directors, directors emeritus and other key employees of the Corporation and its subsidiaries who are materially responsible for the management or operation of the business.

The price to be paid for shares of common stock upon the exercise of each stock option cannot be less than the fair market value of the shares on the date on which the option is granted. No option may have a term longer than ten years and one day from the date of grant, although incentive stock options may not have terms greater than ten years (reduced to five years for options granted to holders of more than 10% of the combined voting power of all classes of stock of the Corporation). The option price is to be paid in full, in cash, at the time of exercise, although as of June 30, 2007, payment may also be effected by tendering whole shares of the Corporation’s common stock and cash equal to the cash exercise price. In the event of a change of control of the Corporation, and subject to certain limitations set forth in the Option Plan, outstanding options which are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of the Corporation or Mutual Savings Bank, its subsidiary, within the meaning of 12 C.F.R. 225.41 (other than a change of control resulting from a trustee or other fiduciary holding shares of common stock under an employee benefit plan of the Corporation or any subsidiaries).

Approval of the Mutual Savings Bank Recognition and Retention Plan and Trust

At the Annual Meeting of Shareholders of the Corporation held July 20, 2005, the shareholders ratified and approved the Mutual Savings Bank Recognition and Retention Plan and Trust (the “RRP”) previously approved by the Board of Directors, a copy of which was filed as Exhibit D to the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on May 25, 2005.

The Stock Compensation Committee of the Corporation’s Board of Directors selects recipients and establishes terms of awards made under the RRP. Employees of the Corporation and its subsidiaries, directors and directors emeritus are eligible to receive awards under the RRP. The Trustee of the RRP is Community Trust and Investment Company. The Trustee acquires, holds and distributes shares of common stock and other RRP assets in accordance with the terms of the RRP, and also votes the shares awarded to recipients in the manner in which they direct or, in the absence of voting directions for shares, votes them in the same proportion as shares that have been awarded and voted.

The Board of Directors of Mutual Savings Bank determines the amount or method of computing the amount of cash contributions to be made to the RRP. No employee contributions are permitted. At this time, as a result of shareholder approval of the RRP, Mutual Savings Bank will make contributions to the RRP in the amount necessary to purchase at least 62,882 shares of the Corporation’s common stock on the open market.

In general, the shares which are the subject of the award are to vest and be earned by the recipient at the rate of 20% of the shares awarded at the end of each full 12 months of service after the date of grant, although the awards will be 100% vested upon termination of service due to death or disability. Voluntary termination of service for any other reason will cause a forfeiture of any non-vested awards, and termination of service for cause may cause a forfeiture of any non-vested awards if the Board of Directors so determines. In addition, awards held by a recipient whose term of service ends involuntarily within 18 months following a change of control of the Corporation or Mutual Savings Bank will be 100% vested as of such person’s last day of service. Change of control, for this purpose, means an acquisition of control of the Corporation or Mutual Savings Bank within the meaning of 12 C.F.R. 225.41 (other than a change of control resulting from a trustee or other fiduciary holding shares of common stock under an employee benefit plan of the Corporation or any subsidiaries).

Option Plan Grants

Effective July 20, 2005, upon receipt of shareholder approval of the Option Plan, options to purchase a total of 146,300 common shares of the Corporation were granted. Of the 146,300 common shares subject to the options, 72,077 were granted to the Corporation’s current directors and executive officers, as reflected in the chart below.

In accordance with the terms of the Option Plan, and the awards made to each recipient, both the incentive stock options granted and the non-qualified stock options granted have an option price per share of $13.10, representing an amount equal to the average between the high and low sales prices for a share of the Corporation’s common stock on July 20, 2005, the date of grant. The incentive stock options have ten-year terms and become exercisable in full on the date of grant. The non-qualified stock options have terms that end ten years and one day following the date of grant and become fully exercisable on the date of grant.

Each recipient of an incentive stock option grant will enter into an Incentive Stock Option Agreement in the form attached and incorporated into this Current Report on Form 8-K as Exhibit 10.1. Each recipient of a non-qualified stock option grant who is an employee of the Corporation or its subsidiaries will enter into a Non-Qualified Stock Option Agreement in the form attached and incorporated into this Current Report on Form 8-K as Exhibit 10.2. Each recipient of a non-qualified stock option grant who is a director or director emeritus of the Corporation or its subsidiaries will enter into a Non-Qualified Stock Option Agreement in the form attached and incorporated into this Current Report on Form 8-K as Exhibit 10.3.

RRP Grants

Effective July 20, 2005, upon receipt of shareholder approval of the RRP, an aggregate of 62,882 shares of the Corporation’s common stock were awarded under the RRP. Of the 62,882 shares of common stock, 44,071 were awarded to the Corporation’s current directors and executive officers, as reflected in the chart below.

In accordance with the terms of the RRP, and the awards made to each recipient, the awards will vest at a rate of 20% per year over a 5-year period, commencing with the date of award, subject to earlier vesting in the event of the death or disability of the recipient, or upon the involuntary termination of service of an employee or director/director emeritus, as applicable, within 18 months following a change in control of the Corporation or Mutual Savings Bank.

Each recipient of an RRP award will enter into and accept an Award Notification Agreement in the form attached and incorporated into this Current Report on Form 8-K as Exhibit 10.4.

Option Grant and RRP Award Chart

Name	Position	Incentive Stock Options	Non-Qualified Stock Options	RRP Award Shares

Robert L. Ellett	Director		8,266	3,306
Jerry D. Petro	Director		8,266	3,306
Robert D. Schafstall	Director		8,266	3,306
Robert D. Heuchan	Director, President and Chief Executive Officer		21,987	16,531
David A. Coffey	Director, Chief Operating Officer		19,837	16,531
Debra K. Harlow	Chief Financial Officer	5,455		1,091

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	10.1	Form of Incentive Stock Option Agreement
	10.2	Form of Non-Qualified Stock Option Agreement for Employees
	10.3	Form of Non-Qualified Stock Option Agreement for Directors
	10.4	Form of Award Notification (RRP)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 26, 2005	THIRD CENTURY BANCORP

	By	/s/ Robert D. Heuchan
Robert D. Heuchan President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement
10.2	Form of Non-Qualified Stock Option Agreement for Employees
10.3	Form of Non-Qualified Stock Option Agreement for Directors
10.4	Form of Award Notification (RRP)